UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Mosaic Company (“Mosaic”) has entered into an amendment (the “Amendment”) dated as of May 27, 2008 to its senior secured credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other lenders (the “Mosaic Credit Facility”). The amendment made several changes to the Mosaic Credit Facility, including among other things:

•	eliminating a restriction on capital expenditures and certain other limited expenditures;

•	increasing an exemption for borrowings by foreign subsidiaries from $200 million to 10% of consolidated assets of Mosaic and consolidated subsidiaries;

•

permitting Mosaic and the other owners of Saskferco Products Inc. (“Saskferco”), in which Mosaic has a 50% equity investment, to hold their interests through a holding company and permitting Mosaic to receive and hold a dividend in the form of a promissory note from Saskferco; and

•	increasing by $50 million an exemption that permits certain sales and other dispositions of assets.

The foregoing description is qualified in its entirety by reference to the Amendment attached as Exhibit 4 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Reference is made to the Exhibit Index hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 30, 2008	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4	Amendment, dated as of May 27, 2008, to the Amended and Restated Credit Agreement dated as of February 18, 2005 among Mosaic, Mosaic Fertilizer, LLC, Mosaic Global Holdings Inc., Mosaic Potash Colonsay ULC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as amended and restated effective December 1, 2006 as amended